Exhibit 99.1

BRT REALTY TRUST REPORTS SECOND QUARTER 2014 RESULTS

Great Neck, New York – May 9, 2014 – BRT REALTY TRUST (NYSE:BRT), today announced operating results for the three months ended March 31, 2014.

Jeffrey A. Gould, President and Chief Executive Officer stated:  “BRT continues to execute on its multi-family property acquisition strategy.  In April 2014, we acquired, with a joint venture partner, three multi-family properties with a total of 968 units.  As of May 8, 2014, we own 24 multi-family properties (excluding a multi-family development property), with a total of 6,988 units.”

Operating Results:

Total revenues for the three months ended March 31, 2014 were approximately $15.78 million, an increase of approximately $5.63 million, or 55.5%, from $10.15 million in the corresponding quarter in the prior year.  The increase is due primarily to the $7.30 million increase in rental revenue from multi-family properties acquired since April 2013, partially offset by a $2.34 million decrease in interest and fees on real estate loans.

Total expenses for the three months ended March 31, 2014 were approximately $19.30 million, an increase of approximately $9.28 million, or 92.6%, from $10.02 million in the quarter ended March 31, 2013.  Contributing to the increase were increases of $4.98 million in real estate operating expenses, $2.36 million of interest expense, and $1.77 million in depreciation and amortization - a significant portion of these increases are due to the multi-family properties acquired since April 2013.

Net loss attributable to common shareholders for the three months ended March 31, 2014 was $2.59 million, or $0.18 per share, compared to net income of $1.01 million, or $0.07 per share, for the three months ended March 31, 2013.  The change in results between the 2014 and 2013 periods is due primarily to the changes in total revenues and total expenses described above and the inclusion, in the 2013 period, of a $482,000 gain on sale of available-for-sale securities.

Funds from Operations; Adjusted Funds from Operations:

Funds from Operations (“FFO”) was $134,000, or $0.01 per diluted share, in the current quarter, compared to $2.37 million, or $0.16 per diluted share, in the second quarter of 2013.

Adjusted Funds from Operations (“AFFO”) was $561,000, or $0.04 per diluted share, in the current quarter, compared to $2.73 million, or $0.19 per diluted share, in the second quarter of 2013.

The decrease in FFO and AFFO is attributable to the net loss attributable to common shareholders described above, including the $2.42 million decrease in net income from BRT’s real estate lending activities.

A reconciliation of net income to FFO and AFFO as presented in accordance with GAAP is provided with the financial information included later in this release.

Balance Sheet:

At March 31, 2014, the Trust had $47.98 million of cash and cash equivalents, total assets of $633.99 million, total debt of $430.62 million and total BRT shareholders’ equity of $133.87 million.

At April 30, 2014, after giving effect, among other things, to BRT’s cash  investment of approximately $17.7 million in acquiring  three multi-family properties in April  2014, the Trust has approximately $26.7 million of cash and cash equivalents.

Non-GAAP Financial Measures:

In view of our equity investments in joint ventures which have acquired multi- family properties, BRT discloses FFO and AFFO because management believes that such metrics are a widely recognized and appropriate measure of the performance of an equity REIT.

BRT computes FFO in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (computed in accordance with generally accepting accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization, plus impairment write-downs of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  In computing FFO, BRT does not add back to net income the amortization of costs in connection with its financing activities or depreciation of non-real estate assets. Since the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one REIT to another.  BRT computes AFFO by deducting from FFO, straightline rent accruals and deferrals, adding back amortization of restricted stock compensation and amortization of costs in connection with financing activities, and adjusting for non-controlling interests.

Management believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, management believes that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO should not be considered to be an alternative to net income as a reliable measure of our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO and AFFO do not measure whether cash flow is sufficient to fund all of BRT’s cash needs, including principal amortization and capital improvements. FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP.

Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating BRT’s performance, management examines GAAP measures such as net income and cash flows from operating, investing and financing activities. Management also reviews the reconciliation of net income to FFO and AFFO.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding lending activities and other positive business activities.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including our loan origination and property acquisition activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the section entitled “Item 1A. Risk Factors” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2013.

About BRT Realty Trust:

BRT is a real estate investment trust that participates as an equity investor in joint ventures which own and operate multi-family properties, owns, operates and develops commercial, mixed use and other real estate assets, and originates and holds senior mortgage loans secured by commercial and multi-family real estate.  Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: www.BRTRealty.com.  Interested parties are encouraged to review the Form 10-Q for the quarter ended March 31, 2014 to be filed with the Securities and Exchange Commission for additional information.

Contact:  Investor Relations – (516) 466-3100
BRT REALTY TRUST
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.BRTRealty.com

(14/BRT Press Release – Q2-14 REV 2)

BRT REALTY TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	Three months ended		Six months ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenues:
Rental and other revenue from real estate properties	$14,877	$6,866	$28,684	$12,506
Interest and fees on real estate loans	631	2,966	1,769	4,845
Other income	276	314	547	1,046
Total revenues	15,784	10,146	31,000	18,397

Expenses:
Operating expenses relating to real estate properties	8,395	3,417	16,029	6,563
Interest expense	5,022	2,661	9,778	5,607
Advisor's fee, related party	481	443	930	817
Property acquisition costs	292	160	1,528	1,065
General and administrative expenses	1,726	1,721	3,427	3,557
Depreciation and amortization	3,383	1,618	6,574	2,905
Total expenses	19,299	10,020	38,266	20,514

Total revenues less total expenses	(3,515)	126	(7,266)	(2,117)

Equity in earnings of unconsolidated ventures	4	68	4	129
Gain on the sale of available-for-sale securities	-	482	-	482
Net (loss) income	(3,511)	676	(7,262)	(1,506)

Plus: net loss attributable to non-controlling interests	919	334	1,937	1,212

Net (loss) income attributable to common shareholders	$(2,592)	$1,010	$(5,325)	$(294)

Basic and diltued per share amounts attributable to common shareholders:

Basic and diluted (loss) income per share	$(0.18)	$0.07	$(0.37)	$(0.02)

Funds from operations - Note 1	$134	$2,370	$(37)	$2,366
Funds from operations per common share - diluted - Note 2	$0.01	$0.16	$-	$0.17

Adjusted funds from operations - Note 1	$561	$2,729	$755	$3,127
Adjusted funds from operations per common share - diluted -Note 2	$0.04	$0.19	$0.05	$0.22

Weighted average number of common shares outstanding:
Basic and diluted	14,294,022	14,170,229	14,227,734	14,111,153

Note 1:
Funds from operations is summarized in the following table:
Net (loss) income attributable to common shareholders	$(2,592)	$1,010	$(5,325)	$(294)
Add: depreciation of properties	3,377	1,613	6,565	2,895
Add: our share of depreciation in unconsolidated joint ventures	5	10	10	20
Add: amortization of deferred leasing costs	16	13	31	26
Adjustments for non-controlling interests	(672)	(276)	(1,318)	(281)

Funds from operations	134	2,370	(37)	2,366

Adjust for straight line rents accruals and deferrals	(133)	4	(268)	8
Add: amortization of restricted stock compensation	214	137	394	331
Add: amortization of deferred financing costs	457	383	869	737
Adjustments for non-controlling interests	(111)	(165)	(203)	(315)

Adjusted funds from operations	$561	$2,729	$755	$3,127

Note 2:
Funds from operations per share is summarized in the following table:
Net (loss) income attributable to common shareholders	$(0.18)	$0.07	$(0.37)	$(0.02)
Add: depreciation of properties	0.24	0.11	0.46	0.21
Add: our share of depreciation in unconsolidated joint ventures	-	-	-	-
Add: amortization of deferred leasing costs	-	-	-	-
Adjustments for non-controlling interests	(0.05)	(0.02)	(0.09)	(0.02)

Funds from operations per common share basic and diluted	0.01	0.16	-	0.17

Adjust for straight line rents accruals and deferrals	(0.01)	-	(0.02)	-
Add: amortization of restricted stock compensation	0.01	0.01	0.03	0.02
Add: amortization of deferred financing costs	0.03	0.03	0.06	0.05
Adjustments for non-controlling interests	-	(0.01)	(0.02)	(0.02)

Adjusted funds from operations per common share basic and diluted	$0.04	$0.19	$0.05	$0.22